First Security Benefit Life InsuranceSM and Annuity Company of New York ("FSBL")

Variable Annuity

Please type or print in black ink.

1. Type of Annuity Contract

| | Non Qualified	| | 408A ROTH IRA
| | 403(b) TSA
| | 408 IRA	Contribution Year ________

2. Annuitant

Name of Annuitant
(First)	(MI)	(Last)
| | Male | | Female

Mailing Address (Do not use P.O. Box)	Apt.

City
—

State	Zip Code

/	/

Date of Birth

Social Security Number/Tax I.D. Number

—	—

Phone Number (for confidential calls between 9:00am and 7:00pm EST)

E-Mail Address

3. Owner (Applicant)

Name of Owner
(First)	(MI)	(Last)
| | Male | | Female

Mailing Address	Apt.

City
—

State	Zip Code

/	/

Date of Birth

Social Security Number/Tax I.D. Number

—	—

Phone Number (for confidential calls between 9:00am and 7:00pm EST)

E-Mail Address

Residential Address (if different than mailing address)	Apt.

City
—

State	Zip Code

4. Joint Owner

Name of Owner
(First)	(MI)	(Last)
| | Male | | Female

Address	Apt.

City
—

State	Zip Code

/	/

Date of Birth

Tax I.D. Number/Social Security Number

—	—

Phone Number (for confidential calls between 9:00am and 7:00pm EST)

E-Mail Address

5. Primary Beneficiary(ies)

	Name	DOB	Relationship to Owner	%
1.
2.
3.
4.

6. Contingent Beneficiary(ies)

	Name	DOB	Relationship to Owner	%
1.
2.

Mail to: First Security Benefit Life Insurance and Annuity Company of New York
PO Box 750497 • Topeka, Kansas 66675-0497

7. Allocation of Purchase Payments

________%    Dreyfus IP Technology Growth
________%    AIM V.I. Health Sciences
________%    AIM V.I. Real Estate
________%    Rydex VT Sector Rotation
________%    AIM V.I. International Growth
________%    Dreyfus VIF Intl Value
________%    SBL Global
________%    SBL Small Cap Growth
________%    Oppenheimer Main St. Small Cap
________%    SBL Small Cap Value
________%    SBL Mid Cap Growth
________%    AIM V.I. Mid Cap Core Equity
________%    SBL Mid Cap Value
________%    SBL Select 25
________%    American Century VP Ultra
________%    SBL Large Cap Growth
________%    SBL Social Awareness
________% SBL Enhanced Index
________%    SBL Equity
________%    SBL Alpha Opportunity
________%    SBL Main St. Growth & Income
________%    SBL Large Cap Value
________%    AIM V.I. Basic Value
________%    American Century VP Value
________%    PIMCO VIT All Asset
________%    SBL Equity Income
________%    SBL Managed Asset Allocation
________%    SBL High Yield
________%    PIMCO VIT Real Return
________%    SBL Diversified Income
________%    PIMCO VIT Low Duration
________%    SBL Money Market
________% Fixed Account
Must Total 100%
8. Salary Reduction Information

| |	Salary Savings
Annual Contribution Amount $____________________
Number of Payments Per Year ________
Payor I.D. ____________________________________
(to be completed by Representative)

Employer Name

Mailing Address	Apt.

City
—

State	Zip Code

Billing Statement Address	Apt.

City
—

State	Zip Code

Beginning Date ____________________________________

Will the employer match contributions?      |   |   Yes         |   |    No

—	—

Employer Phone Number

Employer E-Mail Address

Skip Payment Frequency Applicable?      |   |   Yes         |   |   No

Months to Skip: ___________________________________

9. Replacement

1.	Do you currently have any existing annuity or insurance policies? | | No | | Yes

2.	Does this proposed contract replace or change any existing annuity or insurance policy? | | No | | Yes If yes, please list company and policy number

10. Policy and Optional Riders

Income Rider:
|   |   Guaranteed Minimum Income Benefit*
        |   |   3%    |   |   5%

Death Benefit Rider:
|   |   Annual Stepped Up Death Benefit

Credit Enhancement Rider:
|   |   3%    |   |   4%    |   |   5%

Surrender Charge Riders:
|   |   0-year Alternate Withdrawal Charge Rider
|   |   4-year Alternate Withdrawal Charge Rider

Guaranteed Withdrawal Benefits Riders:
|   |   Annual Withdrawal Benefit 5%; Benefit Amount 130%
|   |   Annual Withdrawal Benefit 6%; Benefit Amount 110%
|   |   Annual Withdrawal Benefit 7%; Benefit Amount 100%

If you select a Rider(s), please select only one Rider from any Rider Category above.

*The maximum rate under the riders for Contract Value in the Money Market Subaccount is 4%. If you select a rate of 5%, the rate applicable to the Money Market will still be 4%. As a result, if you expect to invest significantly in that Account, you may want to select a rate of 3%. Otherwise, you may pay for a higher rate without realizing the benefit.

11. Statement of Understanding

I have been given and understand a current prospectus that describes the contract for which I am applying and a current prospectus for each of the funds which underlie each Subaccount above. I understand that annuity payments and withdrawal values, if any, when based on the investment experience of the Subaccounts are variable and dollar amounts are not guaranteed and that any benefits, values or payments based on performance of the Subaccounts may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all risk of investment unless some of my funds are placed in the Fixed Account (subject to availability).

If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to FSBL under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, FSBL will be liable only for the return of the amount paid.

|   |   Check this box to receive a Statement of Additional Information.

12. Tax Identification Number Certification

Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. Person (including a U.S. Resident Alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X

Signature of Owner	Date (Month/Day/Year)

Signed at (City-State)	Date (Month/Day/Year)

X

Signature of Joint Owner	Date (Month/Day/Year)

Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

13. Registered Representative/Dealer Information

Representative's Statement - Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?

| |	No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in question 9 above. I have complied with the requirements for disclosure and/or replacement.

| |	Yes. If yes, please enclose a completed and signed (i) Disclosure Statement; (ii) Important Notice form; and (iii) Incoming Funds Transfer form. The agent is required to leave with the applicant a copy of the Disclosure Statement and Important Notice form. Also, if an Application Supplement is applicable (for selecting the dollar cost averaging or asset allocation option), please enclose a completed and signed Application Supplement as well.

X

Signature of Agent	Date (Month/Day/Year)

Print Name of Agent

Registered Agent's License I.D. Number

Print Name of Broker/Dealer

—	—

Phone Number (for confidential calls between 9:00am and 7:00pm EST)

Broker Account Number

Brokerage Group Number

For Company Representative's Use Only
Option:   |   |   A    |   |   B    |   |   C    |   |   D

FSB237 (1-05)